[coat of arms of the Canton of Lucerne]

Commercial Register of the Canton of Lucerne - Main Register

Company number	Legal status	Entry	Cancellation	Transfer CH-100.4.794.542-2	
CH-177.407.101	**Limited Liability Company**	**02.05.2012**		from: to:	1

All entries

Ins	Can	Company Name
1		**QGOG Star GmbH**
1		(QGOG Star S.à r.l.) (QGOG Star LLC)

Ref	Legal Seat
1	Lucerne

Ref	Capital (CHF)	Ln	Mo	Shares	Partner (see personalities)
1	1,150,000,000.00	1		11'500'000 x 100	QGOG Constellation S.A.

Ref	Company address
1	Bahnhofstrasse 24 6003 Lucerne

Ins	Can	Corporate Purpose
1		Purchase, holding and management of participations in other companies in Switzerland and abroad; take-over of representations; purchase, holding and sale of real estate; direct and indirect financing of both direct or indirect affiliated companies as well as of third parties including their direct or indirect shareholders or their direct or indirect subsidiaries; granting of securities of any kind in favor of such affiliated companies including liens or fiduciary assignment of company's assets or provision of any kind of guaranties for or without consideration.

Ln	Other addresses

Ins	Can	Remarks
1		Communications are made by letter.
2		Pursuant to the declaration of the management dated 19 December 2014 the company is not subject to a statutory audit obligation and it waives its right to a limited audit.

Ref	Date of the acts
1	2 May 2012

Ins	Can	Qualified facts
1		Contribution in kind: According to the agreement concerning the contribution in kind dated 2 May 2012, the company takes over from QGOG Constellation S.A. in Luxembourg (LU) all 55,632,446 nominal shares of Constellation Overseas Ltd., Road Town (VG), with a par value of USD 1.00 for a total price of CHF 3,911,280,083.65 wherefore 11,500,000 shares with a par value of CHF 100.00 are issued.

Ref	Official Publication
1	SOGC

Vis	Ref	DJ no.	DJ date	SOGC	SOGC date	Page	Vis	Ref	DJ no.	DJ date	SOGC	SOGC date	Page
LU	1	2964	02.05.2012	88	07.05.2012	6666786				5			
LU	2	3321	05.05.2015	88	08.05.2015	2142723							

Ins	Mod	Can	Personal details	Function	Type of signature / authority
1			QGOG Constellation S.A. in Luxembourg (LU	Partner	
1			Maeder, Ferdinand Benedikt from Lucerne in Meggen	Manager	Single signature
1		2	~~Deloitte SA (CH-660.0.778.984-7) in Meyrin~~	~~Auditor~~	

Lucerne, 15.11.2018 13:29 ALB

This extract from the cantonal commercial register is not valid without the original certification apposed next to this notice. It contains all currently valid entries for the relevant company. On specific request, an extract containing all entries, the currently valid ones as well as the deleted ones can be rendered.

[SEAL OF THE COMMERCIAL REGISTER OF THE CANTON OF LUCERNE]

[SIGNATURE OF MS SELINA CLEMENTE, CLERK]

Abbreviations:

Can = Cancellation
DJ = daily journal
Ins = insertion (entry)
Mod = modification
Ref = reference
SOGC = Swiss Official Gazette of Commerce
Vis = Visum